                                 SCHEDULE 14A
                                (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

  [_] Preliminary Proxy Statement
  [_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
  [X] Definitive Proxy Statement
  [_] Definitive Additional Materials
  [_] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         EDUCATION LENDING GROUP, INC.

        ---------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                      N/A

        ---------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  (1)  Title of each class of securities to which transaction applies:  N/A
  (2)  Aggregate number of securities to which transaction applies:  N/A
  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A
  (4)  Proposed maximum aggregate value of transaction:  N/A
  (5)  Total fee paid:  N/A


[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1)  Amount Previously Paid:  N/A
  (2)  Form, Schedule or Registration Statement No.:  N/A
  (3)  Filing Party:  N/A
  (4)  Date Filed:  N/A

                                PROXY STATEMENT
                             DATED APRIL 23, 2003

                                     [LOGO]
                         Education LENDING GROUP, INC.

                         EDUCATION LENDING GROUP, INC.
                            12760 High Bluff Drive
                                   Suite 210
                          San Diego, California 92130

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 2, 2003

   The Annual Meeting of Stockholders of Education Lending Group, Inc. will be held at the San Diego Marriott Del Mar Hotel, located at 11966 El Camino Real in San Diego, California, at 9:00 a.m. on Monday, June 2, 2003. The purposes of the meeting are:

    1. To elect seven directors to Education Lending Group's Board of Directors for a term of one year;

    2. To consider and transact any other business that may properly come before the meeting, including any postponement or adjournment of the meeting.

   Stockholders of record at the close of business on April 4, 2003 are entitled to notice of and to vote at the meeting or any postponement or adjournment of the meeting. We are also mailing to you with this Notice our Annual Report on Form 10-KSB for the year ended December 31, 2002.

   This Proxy Statement is first being mailed to stockholders on or about April 28, 2003.

   The Board of Directors recommends a vote for each of Robert deRose, Michael
H. Shaut, Samuel Belzberg, C. David Bushley, Richard J. Hughes, Leo Kornfeld and Jeffrey E. Stiefler, as Directors.

                            YOUR VOTE IS IMPORTANT.

   Please vote by signing and dating your proxy card and returning it in the enclosed envelope.

                                          For the Board of Directors
                                          /s/ Robert deRose
                                          Robert deRose
                                          Chairman and Chief Executive Officer
April 23, 2003

                               CEO Annual Report

   As I look back at where we were at the end of 2001, and where we are at year-end 2002, I am truly proud to be the CEO of this company.

   Starting at zero in the last quarter of 2001, we have put together the most talented team of dedicated employees in the student lending industry. Not only do we have 96 employees, up from 18 at year-end 2001, but we have 14 top financial aid administrators on our advisory board, sharing with us their experience, advice and guidance in the financial aid industry.

   Now that we have completed our first full operating year focusing on the student loan business, I think it's important to look at the many milestones we've achieved. Both Mike Shaut and I are very happy with the following results:

  .   Grad Partners' "School as Originator" Program is implemented.

  . Student Loan Xpress, Inc., brings its talented team to the service of schools nationwide.

  .   Citigroup warehouse line partnership begins.

  .   Education Finance Center opens.

  .   Four strategic marketing partnerships are established.

  .   A strong independent/participating Board comes together.

  . Consolidation Assistance Program meets national need with industry leading rewards program.

  .   Securitization in 2002 of over $1 billion in student loan assets.

   Reaching these milestones helped the Company to achieve well beyond our 2001 year-end projection of $800 million of total originations for 2002. In fact, our 2002 originations were approximately $1.48 billion. This added $1.3 billion of valuable assets to the balance sheet. Each quarter saw growth of revenue and assets, and it's the expectation of management that this trend will continue into the future for our Company. The goal of Education Lending Group is to add valuable student loans assets to our balance sheet, thereby creating long term interest income for future predictable earnings. Once our Company passes a certain scale of assets on the balance sheet, we expect our interest income spread to be more than enough to create positive earnings per share. We anticipate reaching this scale sometime in 2004.

   In 2003, the federal government will vote on a higher education funding reauthorization plan. The student loan industry makes its recommendations for change every five years. We feel there will be many changes that will help students access financial aid more easily. Accordingly, we will support any efforts that make higher education more affordable for parents and students, and will do our share to promote easy access through competitive loan products and services. Legislative risk is always there, of course, although we feel it is somewhat mitigated during the Bush Administration, which favors more private enterprise over government controlled lending.

   Our mission this year is to provide the student loan industry with unique products, such as the Grad Partners Program and Consolidation Assistance Program; unique services, such as our 12/7 Education Loan Center and the Second Look program; and valuable processes, such as web-based entrance/exit counseling. My team realizes that the personal touch we offer to schools, students and parents must be second to none in the quality of service levels achieved. Both Mike and I have achieved the first level by hiring our former top performers from our respective former companies, Student Loan Funding Resources, Inc., and American Express Educational Loans. This group represents our core team of employees, and we will build from this auspicious beginning.

   The student loan industry remains one of the most demographically positive industries. The industry delivers over $50 billion a year in financial aid to families and students. It is estimated that the cost of attending higher education will continue to rise for the next ten years, as it has over the last ten years, at a rate of 5.9%. Student attendance levels at schools are expected to rise more than 17% over the next ten years to approximately 18 million students in 2012 from 15 million in attendance today. Since this is our only business, we expect to participate fully in this future growth.

   The Company's goals for 2003 are to continue to deliver exceptional service combined with competitive products that allow the Company to carve out small niches within this larger industry. We can accomplish this through our flexibility and dedication to the task. In the next year we plan to focus on the student loan industry to lower our origination costs, expand our Student Loan Xpress footprint to additional schools, and lead the industry in the School as Originator proposition. With our robust technical group in Cincinnati, we will always be attentive to the needs of the borrower and our schools, creating services that make the life of the financial aid administrator easier and that provide the borrower with easier access to the loan process through our web-based initiatives. Now that e-applications and e-signatures are a reality, the borrowing process has been greatly simplified. Our Company will excel in this delivery model.

   Upon qualification, Education Lending Group expects to list our common stock on a national exchange. We will continue to communicate our intentions and performance to Wall Street professionals and our shareholders so our shareholders will share in our growth.

   In summary, our Company enjoys favorable long-term demographics, strong government guaranteed assets, an experienced management team to execute our plan, and a compelling desire to build shareholder values over the long term for our shareholders and employees.

   We look forward to serving you, our shareholders.

Sincerely,

ROBERT DEROSE

                         EDUCATION LENDING GROUP, INC.
                                PROXY STATEMENT
                             DATED APRIL 23, 2003

                              THE ANNUAL MEETING

Date, Time and Place

   The Board of Directors of Education Lending Group, Inc. respectfully requests your proxy for use at the Annual Meeting of Stockholders to be held at the San Diego Marriott Del Mar Hotel, located at 11966 El Camino Real in San Diego, California, at 9:00 a.m. on Monday, June 2, 2003, and at any adjournments or postponements of that meeting.

Purpose

   This Proxy Statement is to inform you about the matters to be acted upon at the meeting. The purpose of the annual meeting is to elect directors and to hear reports and transact any other business that may properly come before the annual meeting, including any adjournments or postponements of the meeting.

Voting and Proxy Information

   If you attend the meeting, you may vote your stock by ballot. If you do not attend the meeting, your stock will still be voted at the meeting if you sign and return the enclosed proxy card. Common stock of Education Lending Group represented by a properly signed proxy card will be voted in accordance with the choices marked on the proxy card. If no instructions are given, proxies will be voted for the election of each Director nominee listed under "Election of Directors." Education Lending Group has no knowledge of any other matters to be presented at the annual meeting. If other matters properly come before the annual meeting, the persons named on the proxies will vote on those matters in accordance with their best judgment.

   Stockholders of record at the close of business on April 4, 2003, the record date for the meeting or any postponement or adjournment, are entitled to vote at the meeting. On the record date, there were 102 record holders and 11,351,250 shares of common stock outstanding. Each share of common stock is entitled to one vote. The percentage of the outstanding common stock of Education Lending Group held by our Directors and executive officers is included herein under the heading "Security Ownership of Certain Beneficial Owners and Management."

   Holders of common stock have no cumulative voting rights. Directors are elected by a majority of the votes of common stock present, in person or by proxy, and entitled to vote on the election of directors at a meeting at which a quorum is present. The affirmative vote of a majority of the common stock represented and voting, in person or by proxy, at any meeting of stockholders at which a quorum is present is required for action by stockholders on any matter, unless the vote of a greater number of shares or voting by classes or series is required under Delaware law. Abstentions and broker non-votes are tabulated in determining the votes present at a meeting. Consequently, an abstention or a broker non-vote has the same effect as a vote against a proposal or a director nominee, as each abstention or broker non-vote would be one less vote in favor of a proposal or for a director nominee.

   This Proxy Statement and the enclosed proxy card are first being mailed to stockholders on or about April 28, 2003. Education Lending Group's headquarters are located at 12760 High Bluff Drive, Suite 210, San Diego, California 92130, and our telephone number is (858) 617-6080.

Revocation; Proxy Solicitation

   If you give a proxy pursuant to this solicitation, you may revoke the proxy at any time before it is voted. You may revoke your proxy by:

  . delivering a written notice of revocation dated later than the proxy to the Secretary of Education Lending Group (at the address included on the cover page of this Proxy Statement);

  . properly executing another proxy for the same shares and delivering it to the Secretary of Education Lending Group; or

  . attending the Annual Meeting of Stockholders and voting in person (although attendance at the Annual Meeting of Stockholders will not by itself revoke your proxy).

   Education Lending Group is making this proxy solicitation and will bear the expense of preparing, printing and mailing this Notice and Proxy Statement. In addition to requesting proxies by mail, officers and regular employees of Education Lending Group may request proxies by telephone or in person. Education Lending Group has retained Interwest Transfer Co., Inc., in Salt Lake City, Utah, to assist in the solicitations of proxies for an estimated fee of $300 plus reasonable expenses. Education Lending Group will ask custodians, nominees and fiduciaries to send proxy material to beneficial owners of our common stock in order to obtain voting instructions from those stockholders. Education Lending Group will, upon request, reimburse the custodians, nominees and fiduciaries for their reasonable expenses for mailing the proxy materials.

No Appraisal Rights

   Stockholders will not have appraisal rights in connection with any of the proposals to be considered at the Annual Meeting of Stockholders.

                             ELECTION OF DIRECTORS

   Education Lending Group's Board of Directors currently consists of seven Directors. Each Director serves for a one-year term and until a successor is duly elected and qualified, or until his earlier resignation or removal. The Board met four times during fiscal year 2002.

   The seven nominees for Directors for terms expiring at the 2004 Annual Meeting of Stockholders and a description of the business experience of each nominee appear below. Each of the nominees is currently a member of the Board. The Board of Directors recommends a vote for each of Robert deRose, Michael H. Shaut, Samuel Belzberg, C. David Bushley, Richard J. Hughes, Leo Kornfeld and Jeffrey E. Stiefler. If a nominee is unavailable for election, the proxy holders will vote for another nominee proposed by the Board of Directors or, as an alternative, the Board of Directors may reduce the number of Directors to be elected at the meeting. Your proxy cannot be voted for more than seven nominees.

Robert deRose, Age 56, Director since 1999; Chairman of the Board of Directors and Chief Executive Officer of Education Lending Group. Mr. deRose has been Chief Executive Officer of Education Lending Group since April 1999 and was President of the Company from April 1999 until March 1, 2001. Mr. deRose was the President and Chief Executive Officer of American Express Educational Loans, one of the largest student financial aid lenders in the country, from October 1995 through January 1998 and continued to provide consulting services through April 1999. Mr. deRose founded The Educational Funding Company LLC (American Express Education Loans) and developed innovative direct marketing programs in the areas of telemarketing, direct mail and e-commerce. Mr. deRose is currently a Director and President of the Survivors Rehabilitation Foundation and The deRose Foundation.

Michael H. Shaut, Age 52, Director since 2001; Director, President and Chief Operating Officer of Education Lending Group and President of Education Lending Services, Inc., a wholly owned subsidiary of Education Lending Group. Mr. Shaut has been the President and Chief Operating Officer of Education Lending Group since March 1, 2001 and has been President of Education Lending Services, Inc. since its incorporation on October 3, 2000. Mr. Shaut was formerly the President and Chief Executive Officer of Student Loan Funding Resources, Inc., an originator and secondary market purchaser of federally guaranteed and private student loans, from 1999 until October 2000. Mr. Shaut was instrumental in selling that company to Student Loan Marketing Association (Sallie Mae) in 2000. Mr. Shaut was President of Education Planning Services, Inc., a joint venture company with Arthur Anderson, LLC focused on providing strategic consulting services to the higher education finance community, during 1998 and 1999. From December 1995 through June of 1998, Mr. Shaut was Executive Vice President and Chief Operating Officer of The Student Loan Funding Corporation (now known as Student Loan Funding Resources, Inc.) where Mr. Shaut managed the day to day operations of the company.

Samuel Belzberg, Age 74, Independent Director since 2001; Mr. Belzberg is the President of Gibralt Capital Corporation, a Canadian private investment company which, through its affiliates, has an equity interest in several private and public operating companies as well as significant real estate holdings. Prior to 1991, Mr. Belzberg was Chairman and Chief Executive Officer of First City Financial Corporation Ltd., a seven billion-dollar (Canadian dollars) full service financial institution founded by Mr. Belzberg. Mr. Belzberg is the Chairman of the Dystonia Medical Research Foundation, founded by he and his wife in 1977, and is the Chairman of the Simon Wiesenthal Center of Los Angeles. Mr. Belzberg also serves as a Director of e-Sim Ltd., of Jerusalem, Israel, and Diomed Inc.

C. David Bushley, Age 60, Independent Director since 2003; Mr. Bushley is the National Compensation Practice Leader--Financial Services for Buck Consultants, a division of Mellon Financial. Buck Consultants is the world's fourth largest human resources consulting company. Mr. Bushley specializes in creating compensation and performance management programs for companies undergoing change through mergers, acquisitions, divestitures and private equity spin-offs, with a focus on financial services companies. Mr. Bushley has served in this capacity with Buck Consultants since 2002, and with several of its predecessors since 1996. Prior to 1996, Mr. Bushley served as Chief Financial Officer of Amdura, a public manufacturing company, and held broad executive positions in lending and mortgage banking, including President of Merrill Lynch Mortgage and President of National City Mortgage. Mr. Bushley's prior managerial responsibilities include credit risk management, financial analysis and management reporting. Mr. Bushley is a Certified Management Accountant and serves as a Director of Spectrum International Holdings, Inc., a private manufacturing company.

Richard J. Hughes, Age 47, Independent Director since 2002; Mr. Hughes is the Chief Executive Officer of Milestone Equities LLC, a privately held strategic financial ventures firm that has principally focused on levered buyout transactions and rollups of mid-cap companies. In addition, Milestone is active in the creation and financing of startup software companies. From 1983 through 1996, Mr. Hughes was a partner with KPMG, a big five international accounting firm, where he had extensive experience with companies in the financial, manufacturing, information technology and bioscience industries, with his primary focus on financial services companies. He specialized in providing consulting services related to mergers, acquisitions and reorganizations. Among his managerial responsibilities were quality assurance and assessment, risk management, financial forecasting and reporting and recruiting. Mr. Hughes is a Certified Public Accountant.

Leo Kornfeld, Age 80, Director since 2001; Mr. Kornfeld joined Education Lending Group as a consultant in August 2001 and has been Executive Vice President of Education Lending Services, Inc. since November 2002. Mr. Kornfeld has been President of Kornfeld & Associates, an education consulting firm, since 1996. Appointed by President Clinton, Mr. Kornfeld served as a Senior Advisor to the Secretary of Education where he assisted the Secretary in re-engineering student lending by developing and operating the Direct Student Loan Program. During his years at the Department of Education, Mr. Kornfeld also served as Chief Information Officer. Mr. Kornfeld was a presidential appointee during the Carter Administration and was responsible, as Deputy Commissioner, for the Student Financial Aid Program. Mr. Kornfeld has also held senior executive positions in various corporations, including Citicorp and Automatic Data Processing.

Jeffrey E. Stiefler, Age 56, Director since 2003; Mr. Stiefler has been an advisor to North Castle Partners, a private equity firm, since November 2001. Prior to that, Mr. Stiefler was an Operating Partner of McCown De Leeuw & Co., a private equity firm, from 1996 to 1999. Mr. Stiefler was also Chairman of International Data Response Corporation, a direct marketing and customer service outsourcing business and a portfolio company of McCown De Leeuw & Co., from 1996 to 1999 and Chairman of Outsourcing Solutions, Inc., an accounts receivable management outsourcing business and portfolio company of McCown De Leeuw & Co., from 1997 to 1998. Mr. Stiefler was President of American Express Company from 1993 to 1995 and served on the Board of Directors.

Vote Required; Our Recommendation

   The vote necessary to elect each Director nominee set forth above is the affirmative vote of a majority of the common stock represented and voting, in person or by proxy, at the Annual Meeting, assuming a quorum is present. The Board of Directors recommends that stockholders vote FOR the election of each Director nominee.

Committees of the Board of Directors; Attendance

   The Board of Directors has four committees--an Audit Committee, a Compensation Committee, a Board Nomination Committee and an Ethics Committee.

   The Audit Committee oversees Education Lending Group's corporate accounting, reporting and financial and internal control practices. The Audit Committee directly oversees the independent auditors and the financial and accounting management of Education Lending Group. As of April 15, 2003, the members of the Audit Committee are Richard J. Hughes, as chairperson, Samuel Belzberg and Jeffrey E. Stiefler. All of the members of the Audit Committee are independent, as that term is defined under Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards. The Audit Committee Charter is attached to this Proxy Statement as Exhibit A. The Audit Committee met four times during fiscal year 2002. See "Audit Committee Report."

   The Compensation Committee manages and oversees Education Lending Group's Stock Option Plan and makes recommendations regarding executive and Director compensation. The Compensation Committee recommends to the Board of Directors the granting of certain qualified and non-qualified stock options to employees and non-employee Directors of Education Lending Group under the plan. The members of the Compensation Committee are C. David Bushley, as chairperson, Samuel Belzberg and Michael H. Shaut. The Compensation Committee met two times during fiscal year 2002.

   The Board Nomination Committee, which was formed in 2003, recommends to the Board of Directors candidates for nomination as Directors of Education Lending Group and Board committee appointments. The members of the Board Nomination Committee are Samuel Belzberg, as chairperson, Richard J. Hughes and Leo Kornfeld.

   The Ethics Committee, which was formed in 2003, recommends to the Board of Directors a code of ethics policy for the Company's senior financial officers, including the principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar duties. The members of the Ethics Committee are Jeffrey E. Stiefler, as chairperson, Samuel Belzberg and Richard J. Hughes.

   For fiscal year 2002, each incumbent Director attended at least 75% of the meetings of the Board of Directors and of the committees on which he served.

Compensation of Directors

   Beginning April 1, 2003, Education Lending Group's independent Directors will receive $5,000 annually for their participation on the Board. All other Directors generally do not receive compensation for their services as Directors. Some independent Directors are granted options under the Company's Stock Option Plan for their services as Directors as determined by the Compensation Committee. Education Lending Group does not pay independent Directors an additional fee for attending meetings of the Board of Directors or committee meetings.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table shows the number of shares of common stock beneficially owned as of April 4, 2003 by each of the Directors, each of the executive officers named in the Summary Compensation Table below and all Directors and executive officers as a group.

                                                           Amount and Nature          Percent
                                                                   of                    of
Name and Address (1)                                     Beneficial Ownership(2) Outstanding Shares
--------------------                                     ----------------------- ------------------

Robert deRose........................................... 1,296,500  (3)(4)              11.1%
Michael H. Shaut........................................   625,833  (4)                  5.3%
James G. Clark..........................................   145,000  (4)                  1.3%
Douglas L. Feist........................................   145,055  (4)                  1.3%
Fabrizio Balestri.......................................    53,000  (4)                    *
Samuel Belzberg.........................................   125,000  (4)(5)(6)            1.1%
 2000-1177 West Hastings Street
 Vancouver, British Columbia V6E2K3
C. David Bushley........................................         0  (4)                    *
 78 Steephill Road
 Weston, Connecticut 06883
Richard J. Hughes.......................................    70,000  (4)                    *
 1335 Sutter Street
 San Diego, California 92103
Leo Kornfeld............................................    30,000  (4)                    *
 4 Turf Avenue
 Rye, New York 10580
Jeffrey E. Stiefler.....................................         0  (4)                    *
 P.O. Box 2681
 Rancho Santa Fe, California 92067

Directors and executive officers as a group (10 persons) 2,490,388  (3)(4)(5)(6)        19.7%

--------
* Represents less than 1% of the outstanding shares of Education Lending Group on April 4, 2003.

(1) Unless otherwise indicated, the address of the individual is the business address of Education Lending Group, which is 12760 High Bluff Drive, Suite 210, San Diego, California 92130.

(2) Except as otherwise stated in the notes below, beneficial ownership of the shares held by each individual consists of sole voting power and sole investment power, or of voting power and investment power that is shared with the spouse or with family members of the individual.

(3) Includes 15,000 shares owned by The deRose Foundation, for which Mr. deRose has sole investment power, and 40,000 shares purchased by Mr. DeRose as trustee of his daughter's trust, for which he has sole investment power.

(4) Includes shares of common stock that may be acquired pursuant to options or warrants that are currently exercisable or will be within 60 days of April 4, 2003 as follows: deRose--500,000 shares; Shaut--623,333 shares; Clark--78,637 shares; Feist--111,858 shares; Balestri--50,000 shares; Belzberg--50,000 shares; Bushley--0 shares; Hughes--50,000 shares; Kornfeld--30,000 shares; and Jeffrey E. Stiefler--0 shares.

(5) Includes 75,000 shares of common stock held by Gibralt Capital Corporation, for which Mr. Belzberg has sole voting power.

(6) The son of Samuel Belzberg is the owner of Winton Capital Holding LTD, a beneficial owner, as of April 4, 2003, of 1,485,000 shares, including warrants for 62,500 shares of common stock. Samuel Belzberg has no voting or investment power with respect to the shares held by Winton Capital Holding LTD and disclaims any ownership interest in such shares.

   The following table shows the number of shares of common stock beneficially owned as of April 4, 2003 (including options and warrants exercisable within 60 days of that date), by all persons known to Education Lending Group to beneficially own more than 5% of Education Lending Group's outstanding common stock (other than Mr. deRose and Mr. Shaut, whose beneficial ownership is shown in the table above).

                                        Amount and Nature         Percent
                                               of                    of
 Name and Address                    Beneficial Ownership(1) Outstanding Shares
 ----------------                    ----------------------- ------------------

 Roland and Dawn Arnall Living Trust       1,875,000 (2)            16.5%
  1100 Town & Country Road
  Orange, California 92868

 Codan Trust Company Limited........         750,000 (3)             6.6%
  Trustee, CNWL Trust
  Richmond House
  Hamilton, Bermuda

 Winton Capital Holding LTD.........       1,485,000 (4)            13.2%
  Jaidine House, 4th Floor
  Hamilton, Bermuda

--------
(1) Beneficial ownership of the shares held by each individual or entity consists of sole voting power and sole investment power, or of voting power and investment power that is shared with the spouse or family members of the individual.

(2) Based on information obtained from a Schedule 13-G filed with the Securities and Exchange Commission on April 22, 2003.

(3) Based on information that the Company believes to be accurate but has not independently verified. Includes 250,000 shares of common stock that may be acquired pursuant to a warrant, granted on February 11, 2002, that is currently exercisable.

(4) Based on information obtained from a Schedule 13-G filed with the Securities and Exchange Commission on March 21, 2003. Includes 62,500 shares of common stock that may be acquired pursuant to warrants, granted on February 9, 2001, that are currently exercisable.

                      COMPENSATION OF EXECUTIVE OFFICERS

            Compensation Committee Report on Executive Compensation

   Education Lending Group's Compensation Committee makes recommendations regarding executive compensation and benefits, including compensation and benefits for the Chief Executive Officer. The Committee manages and oversees Education Lending Group's Stock Option Plan and makes recommendations to the Board of Directors for the granting of certain qualified and non-qualified stock options to employees and non-employee Directors of Education Lending Group under the plan.

Executive Compensation Principles

   The Committee is responsible for establishing compensation and benefits policies for Education Lending Group's executive officers that are consistent with Education Lending Group's goals and business strategy. Education Lending Group's philosophy regarding executive compensation is based on the principles that (i) compensation should be related to performance and should be comparable to the compensation provided by companies similar to Education Lending Group and companies with which it competes for executive talent, (ii) individual compensation targets should be competitive with selected survey groups and provide significant incentives for superior performance, (iii) compensation should align the interests of the executive officers with the interests of Education Lending Group's stockholders and (iv) compensation should enable Education Lending Group to attract and retain the management necessary to lead and manage a high growth services company. The Committee also reviews and approves annual and long-term performance criteria and goals at the beginning of each performance period and certifies the results at the end of each performance period.

Components of Executive Compensation

   The three components of executive compensation are:

  .   Base Salary

  .   Annual Incentive Bonus

  .   Long-Term Incentives

   Base Salaries. Base salary ranges for executive officers, including the named executive officers in the Summary Compensation Table below, are set at levels that are comparable to similar positions at other companies with whom Education Lending Group compares for compensation purposes. Individual salaries are adjusted as needed based on individual performance.

   Annual Incentives. The annual bonuses for executive officers are based on Education Lending Group's operating results, and the operating results of its subsidiaries, and individual performance.

   Long-Term Incentives. The executive officers' long-term incentives are in the form of stock option grants under the Stock Option Plan. Annual grants are adjusted based on Company and individual performance.

   The relative weight given to each element of compensation (base salary, annual bonus and long-term incentives) is intended to favor long-term incentives and annual bonuses based on performance rather than on salary. The Committee annually reviews the base salaries of executive officers, and base salaries for executive officers traditionally are adjusted at the beginning of each year. The Committee considers current marketplace data and individual performance appraisals in determining executive salaries and incentive compensation.

Compensation of the Chief Executive Officer

   The members of the Committee determine Mr. deRose's compensation by reviewing the compensation and benefits of the chief executive officers of the companies with which Education Lending Group competes in the marketplace and with which it competes for executive talent. Mr. deRose's performance is evaluated on an annual basis and, based on this evaluation, a determination is made regarding Mr. deRose's compensation for the upcoming year. The evaluation of Mr. deRose includes consideration of Education Lending Group's performance compared to operating and organizational goals, as well as other specific individual and strategic goals. Mr. deRose's base salary for 2002, based on this evaluation of his performance during 2001, was $237,500.

   Mr. deRose's annual bonus for 2002 was based on the Company achieving certain volume origination goals from its four business channels and creating greater awareness and knowledge of the Company's business structure and direction before the public and investor forums. Mr. deRose's annual bonus for 2002 was $328,684.

Deductibility of Executive Compensation

   Section 162(m) of the Internal Revenue Code limits the federal income deduction for compensation paid to Education Lending Group's executive officers. The Committee intends to maximize the amount of compensation expense that is deductible by Education Lending Group when it is appropriate and in the best interests of Education Lending Group and its stockholders.

                                          COMPENSATION COMMITTEE

                                          C. David Bushley, Chairperson
                                          Samuel Belzberg
                                          Michael H. Shaut

April 18, 2003

Summary Compensation Table

   The following table sets forth the compensation received for the three years ended December 31, 2002 by Education Lending Group's Chief Executive Officer and the four other persons who were, at December 31, 2002, the most highly compensated executive officers of Education Lending Group or one of its subsidiaries.

                                                               Long-Term
                                Annual Compensation           Compensation
                                -------------------         ----------------
                                                            Number of Shares
     Name and                                  Other Annual    Underlying     All Other
Principal Position  Year Salary($) Bonus($)(1) Compensation Options/Warrants Compensation
------------------  ---- --------- ----------- ------------ ---------------- ------------

Robert deRose,
Chairman and        2002  237,500    328,684       -0-              -0-          -0-
Chief Executive     2001  162,500        -0-       -0-          435,000          -0-
Officer             2000  150,000        -0-       -0-          100,000          -0-

Michael H. Shaut,
President and       2002  262,500    361,552       -0-              -0-          -0-
Chief Operating     2001  131,250        -0-       -0-          935,000          -0-
Officer             2000      -0-        -0-       -0-          500,000          -0-

James G. Clark,     2002  147,500    163,027       -0-              -0-          -0-
Executive Vice      2001  102,500        -0-       -0-           63,637          -0-
President           2000   90,000        -0-       -0-           15,000          -0-
and Chief Financial
Officer

Douglas L. Feist,   2002  150,000    161,555       -0-              -0-          -0-
Executive Vice      2001   23,333        -0-       -0-          106,858          -0-
President,          2000      -0-        -0-       -0-           15,000          -0-
Secretary and
General Counsel

Fabrezio Balestri,  2002  180,000     23,901       -0-          150,000          -0-
President and       2001      -0-        -0-       -0-              -0-          -0-
Chief Executive     2000      -0-        -0-       -0-              -0-          -0-
Officer,
Student Loan
Xpress, Inc.

--------
(1) For a further description of bonus compensation for executive officers, and executive compensation generally, see "Compensation Committee Report on Executive Compensation" above.

Option Grants In Last Fiscal Year

   The following table sets forth the options granted during fiscal year 2002 to the executive officers named in the Summary Compensation Table above.

                  Number of   Percent of
                  Securities Total Options
                  Underlying  Granted to     Exercise    Closing Price
                   Options   Employees in     or Base      on Grant
      Name        Granted(1)  Fiscal Year  Price ($)/Sh.    Date(2)    Expiration Date
      ----        ---------- ------------- ------------- ------------- ---------------

Robert deRose          -0-        -0-           -0-                           -0-
Michael H. Shaut       -0-        -0-           -0-                           -0-
James G. Clark         -0-        -0-           -0-                           -0-
Douglas L. Feist       -0-        -0-           -0-                           -0-
Fabrezio Balestri  150,000       15.3          2.00          2.20          1/1/12

--------
(1) Options granted in 2002 were granted under Education Lending Group's Stock Option Plan. In general, options subject to a vesting schedule vest over a three-year period, with one-third of the options vesting on each anniversary of the grant date.

(2) Closing price of a share of common stock of Education Lending Group on December 31, 2001. Options were granted on January 1, 2002.

Aggregated Option Exercises In Last Fiscal Year And Fiscal Year-end Option
Values

   The following table sets forth the options exercised during fiscal year 2002 by the executive officers named in the Summary Compensation Table above.

                                                           Number of
                                                           Securities
                                                           Underlying           Value of
                                                          Unexercised         Unexercised
                                                        Options/Warrants In-the-Money Options/
                                                           at FY-End            Warrants
                  Shares Acquired                         Exercisable/   at FY-End Exercisable/
      Name        On Exercise (#) Value Realized ($)(1) Unexercisable(#)  Unexercisable($)(2)
      ----        --------------- --------------------- ---------------- ----------------------

Robert deRose         35,000             100,100        500,000/-0-       1,127,000/-0-
Michael H. Shaut         -0-                 -0-        623,333/411,667   1,504,599/1,133,801
James G. Clark           -0-                 -0-        78,637/-0-        187,329/-0-
Douglas L. Feist         -0-                 -0-        111,858/10,000    276,677/1,400
Fabrizio Balestri        -0-                 -0-        50,000/100,000    107,000/214,000

--------
(1) Represents the difference between the option exercise price and the last sale price of a share of common stock of Education Lending Group as reported on The OTC Bulletin Board on the date prior to exercise.
(2) Based on the closing price of a share of common stock of Education Lending Group on December 31, 2002 of $4.14 as reported on The OTC Bulletin Board less the exercise price of the option or warrant.

                    AGREEMENTS WITH OFFICERS AND DIRECTORS

Executive Employment Agreements

   On September 15, 2001, Education Lending Group entered into Executive Employment Agreements (the "Agreements") with Robert deRose, Michael H. Shaut, James G. Clark, and Douglas L. Feist (each individually, an "Executive"). The Agreements provide for each Executive's employment as an executive officer of Education Lending Group. The Agreements expire on June 30, 2003. Thereafter, at the discretion of Education Lending Group and the Executive, the Agreements may continue on a year-to-year basis.

   The Agreements provide for annual base compensation and certain fringe and other employee benefits that are made available to executive officers of Education Lending Group. The annual base compensation as of October 31, 2001 and as increased on April 1, 2002, respectively, for each Executive is as follows: Robert deRose--$200,000, $250,000; Michael H. Shaut--$225,000,
$275,000; James G. Clark--$140,000, $155,000; and Douglas L. Feist--$140,000,
$160,000.

   If Education Lending Group terminates the Executive's employment for "cause" (as defined in the Agreements), the Executive will be entitled to receive any unpaid base salary earned through the date of termination and any compensation to which the Executive is entitled as of the date of termination pursuant to any annual incentive compensation plan in effect.

   In the event of the Executive's death, the Executive's estate is entitled to his unpaid base salary, any compensation to which the Executive is entitled as of the date of death pursuant to any annual compensation plan in effect, and a lump sum equal to the annual base salary as in effect at the time.

   In the event of the Executive's disability, the Executive, or, if applicable, his estate, is entitled to all of the Executive's base salary and any annual incentive plan compensation to which the Executive would have been entitled had the Executive continued to be actively employed to the earliest of
(i) the first anniversary of the Termination Date (as defined in the Agreements), (ii) the date of the Executive's death, or (iii) the Executive's Scheduled Retirement Date (as defined in the Agreements).

   If Education Lending Group terminates the Executive without cause, the Executive is entitled to any unpaid base salary, any compensation to which the Executive is entitled as of the date of termination pursuant to any annual compensation plan in effect, a lump sum equal to one and one-half times the sum of the dollar amount of the highest annual base salary that was payable to the Executive at any time under the Agreements plus the dollar amount of the Executive's annual bonus, eighteen months of health and life insurance coverage, and a payout of all benefits accrued under any supplemental executive retirement plan and/or non-qualified deferred compensation plan. Additionally, all stock options held by the Executive will vest and become exercisable.

   In Education Lending Group terminates the Executive during the two-year period after a change in control (as defined in the Agreements), the Executive is entitled to any unpaid base salary, any compensation to which the Executive is entitled as of the date of termination pursuant to any annual compensation plan in effect, a lump sum equal to two times the sum of the dollar amount of the highest annual base salary that was payable to the Executive at any time under the Agreements plus the dollar amount of the Executive's annual bonus, two years of health and life insurance coverage, and continued coverage and participation in all retirement plans for two years. Additionally, all stock options held by the Executive will vest and become exercisable.

   The Agreements also contain a confidentiality clause, a non-solicitation clause and a one-year non-competition clause.

                            AUDIT COMMITTEE REPORT

   The Audit Committee oversees Education Lending Group's financial reporting process on behalf of the Board of Directors. Effective May 13, 2002, the Committee adopted, and the Board of Directors approved, a written charter that sets forth the duties and responsibilities of the Committee, including procedures for the Committee's review of the financial reporting process and review and oversight of the independent auditors. The Committee met three times during 2002.

   In performing its functions, the Committee acts in an oversight capacity and relies on the work and assurances of Education Lending Group's management and the independent auditors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management.

   The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States, the auditors' judgments as to the quality, not just the acceptability, of Education Lending Group's accounting principles, Education Lending Group's internal accounting controls and such other matters as are required to be discussed under generally accepted auditing standards. The Committee discussed with the independent auditors the auditors' independence from management and Education Lending Group, including the matters in the written disclosures required by the Independence Standards Board. The independent auditors performed no non-audit services other than tax compliance for Education Lending Group in the fiscal year ended December 31, 2002. The Committee also discussed with the independent auditors the quality of Education Lending Group's financial and accounting personnel.

   In reliance on the reviews and discussions referred to above, the Committee recommended on March 26, 2003 to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-KSB for the year ended December 31, 2002, for filing with the Securities and Exchange Commission.

                                                                AUDIT COMMITTEE

                                                    Richard J. Hughes, Chairman
                                                                Samuel Belzberg
                                                                   Leo Kornfeld

March 26, 2003

                        CHANGE IN CERTIFYING ACCOUNTANT

   On July 8, 2002, Education Lending Group, Inc. dismissed Swenson Advisors, LLP as its independent public accountant. The decision to discontinue the engagement was based upon a recommendation of Education Lending Group's Board of Directors.

   Swenson Advisors' reports on the financial statements of Education Lending Group for the past two fiscal years have contained no adverse opinions or disclaimer of opinions and were not modified as to uncertainty, audit scope or accounting principles. During the two most recent fiscal years, and through the date of the dismissal, there were no disagreements between Education Lending Group and Swenson Advisors on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to Swenson Advisors' satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report during such time period, and there were no reportable events.

   Education Lending Group provided Swenson Advisors with a copy of the above disclosures. Swenson Advisors furnished the Securities and Exchange Commission a letter, dated July 24, 2002, stating that Swenson Advisors agrees with the statements and disclosures as set forth above.

   Effective July 11, 2002, Education Lending Group, based upon the recommendation of its Board of Directors, engaged PricewaterhouseCoopers LLP as its independent public accountant. Education Lending Group has not consulted PricewaterhouseCoopers regarding the application of accounting principles to any completed or contemplated transaction or the type of audit opinion that might be rendered on the financial statements. No written or oral advice was provided that was an important factor considered by Education Lending Group in reaching a decision as to an accounting, auditing or financial reporting issue or any disagreement between Education Lending Group and Swenson Advisors or any reportable event.

                            AUDIT FEES AND SERVICES

   Fees paid or accrued by Education Lending Group for audit and other services provided by Swenson Advisors, LLP and PricewaterhouseCoopers for the fiscal year ended December 31, 2002 were as follows:

   Audit Fees
   Fees paid to PricewaterhouseCoopers for the audit of Education Lending Group's financial statements for fiscal year 2002 totaled $99,500. Fees paid to Swenson Advisors for the audit of Education Lending Group's financial statements for fiscal year 2002 totaled $34,000.

   Financial Information Systems Design and Implementation Fees
   Education Lending Group did not pay any fees to either Swenson Advisors or PricewaterhouseCoopers in fiscal year 2002 with respect to the above-captioned services.

   All Other Fees
   All other fees paid to PricewaterhouseCoopers in fiscal year 2002 totaled $34,388 for tax services. All other fees paid to Swenson Advisors in fiscal year 2002 totaled $20,471, including audit related fees of $19,950 and tax fees of $521.

   The Board of Directors and the Audit Committee have considered whether the provision of services by PricewaterhouseCoopers, other than the audit of Education Lending Group's annual financial statements, is compatible with maintaining PricewaterhouseCoopers' independence.

                             INDEPENDENT AUDITORS

   The Board of Directors has selected and recommended PricewaterhouseCoopers as its independent auditor for the current fiscal year. A representative of PricewaterhouseCoopers is expected to be present at the Annual Meeting of Stockholders. The representative will be given an opportunity to make a statement if desired and to respond to questions regarding PricewaterhouseCoopers' examination of Education Lending Group's consolidated financial statements and records for the year ended December 31, 2002.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   On April 25, 1999, James G. Clark and Martin A. Mayer, each a Director during 1999, exercised stock options for 100,000 and 50,000 shares, respectively, and issued to the Company full recourse promissory notes in the amount of $100,000 and $50,000, respectively, bearing interest at the rate of 7.75% per annum. In addition, in 1999, Douglas L. Feist, a Director during 1999, purchased shares of the Company's common stock and issued to the Company a full recourse promissory note in the amount of $50,000, bearing interest at the rate of 7.75% per annum. On August 8, 2001, Education Lending Group repurchased stock from each of Messrs. Feist, Clark and Mayer, at $3.50 per share of stock, in cancellation of the notes issued to the Company by each of them.

   In August 2001, Robert deRose and Michael H. Shaut each loaned the Company money for working capital purposes. In connection with the loans, Messrs. deRose and Shaut each received warrants to purchase 300,000 shares of common stock of the Company at an exercise price of $1.25 per share. The warrants are exercisable for five years from the date of issuance. The issued notes were paid in full in October 2001.

   Douglas L. Feist, Executive Vice President, Secretary and General Counsel and a Director of Education Lending Group, is the sole owner of the Law Offices of Douglas L. Feist Professional Corporation (aka "Douglas L. Feist Professional Corporation"), a firm that provided legal services to Education Lending Group in 2001 for approximately $132,882 in legal fees.

   Leo Kornfeld, a Director of Education Lending Group since August 2001, is the President of Kornfeld & Associates, an education consulting firm that provided consulting services to a subsidiary of Education Lending Group in 2001 and 2002. Through October 31, 2002, Education Lending Group had paid Mr. Kornfeld $90,000 in consulting fees. Mr. Kornfeld became an employee of Education Lending Services, Inc., a subsidiary of Education Lending Group, on November 1, 2002.

   The son of Samuel Belzberg, a Director of Education Lending Group since 2001, is the owner of Winton Capital Holding LTD, a beneficial owner, as of April 4, 2003, of 1,485,000 shares, including warrants for 62,500 shares, of Education Lending Group common stock. Samuel Belzberg has no voting or investment power with respect to the shares held by Winton Capital Holding LTD.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Education Lending Group's officers and Directors, and persons who own more than ten percent of a registered class of Education Lending Group's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, Directors and greater than ten percent stockholders are required by Securities and Exchange Commission regulations to furnish Education Lending Group with all Section 16(a) forms they file. Based solely on review of the copies of such forms received by Education Lending Group, we believe that during the fiscal year ended December 31, 2002, all officers, Directors and greater than ten percent stockholders complied with all Section 16(a) filing requirements, except that: Douglas L. Feist filed a late Form 5 on March 25, 2003 to disclose one transaction; Richard J. Hughes filed a late Form 3 on August 30, 2002; Samuel Belzberg filed a late Form 3 on April 21, 2003 and a late Form 5 on April 14, 2003 to disclose two transactions; Leo Kornfeld filed a late Form 3 on April 21, 2003; and Winton Capital Holding LTD, a stockholder, filed a late Form 5 on March 21, 2003 to disclose seven transactions.

                              2004 ANNUAL MEETING

   Any stockholder who wishes to submit a proposal to be considered for inclusion in next year's Proxy Statement should send the proposal to Education Lending Group, addressed to the Secretary, so that it is received on or before December 30, 2003. Education Lending Group suggests that all proposals be sent by certified mail, return receipt requested.

   Education Lending Group's proxies for the 2004 Annual Meeting of Stockholders will confer discretionary authority to vote on any matter if Education Lending Group does not receive timely written notice of such matter on or before March 14, 2004.

   The Board Nomination Committee will consider nominees for the Board of Directors recommended by stockholders. A stockholder who wishes to suggest a Director candidate for consideration must provide written notice to the Secretary of Education Lending Group within a reasonable amount of time prior to the next annual meeting at which Directors will be elected. The notice must set forth, as to each nominee, the name, age, principal occupations and employment during the past five years, name and principal business of any corporation or other organization in which such occupations and employment were carried on, and a brief description of any arrangement or understanding between such person and any others pursuant to which such person was selected as a nominee. The notice must include the nominee's signed consent to serve as a Director if elected. The notice must set forth the name and address of the shareholder giving the notice and the beneficial owner on whose behalf the nomination is made and any other shareholders believed to be supporting such nominee.

   Education Lending Group's proxy materials for the 2003 Annual Meeting of Stockholders will be mailed on or about April 28, 2003.

                             FINANCIAL STATEMENTS

   Education Lending Group's Annual Report on Form 10-KSB, including consolidated financial statements for the year ended December 31, 2002, is being mailed to stockholders of record with this Proxy Statement.

                          FORWARD LOOKING STATEMENTS

   This Proxy Statement and Notice of Annual Meeting of Stockholders may include forward-looking statements within the meaning of Section 7A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. We have based these forward-looking statements on the Company's current expectations and projections about future events. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us and the Company's affiliate companies that may cause the Company's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "would," "expect," "plan," "anticipate," "believe," "estimate," "continue," or the negative of such terms or other similar expressions. Factors that might cause or contribute to such a discrepancy include, but are not limited to, those identified in the Company's Securities and Exchange Commission filings, including the Company's Annual Report on Form 10-KSB for the most recently completed fiscal year. The discussion should be read in conjunction with the Company's Financial Statements and related Notes thereto included in the Company's Form 10-KSB.

                                       For the Board of Directors
                                       Education Lending Group, Inc.

                                       /s/ Robert deRose
                                       Robert deRose, Chairman and Chief
                                         Executive Officer

April 23, 2003

                                   EXHIBIT A

                            AUDIT COMMITTEE CHARTER

                                   Authority

..  The Board of Directors, by resolution dated November, 2001 established the
   Audit Committee. The Committee met for the first time on March 28, 2002.
..  The Audit Committee Charter was adopted by the Board effective May 13, 2002.

Purpose

.. To assist the Board of Directors in fulfilling its oversight responsibilities to the stockholders relating to corporate accounting, reporting practices of the Company, financial and internal controls; and
.. To maintain effective working relationships with the Board of Directors and oversight of the independent auditors and financial management of the Company.

Duties and Responsibilities

   The Committee is a part of the Board. It is the overriding responsibility of the Committee to oversee financial and accounting management and the independent auditors. It is the responsibility of those parties to ensure that adequate internal controls are in place and that financial reports are completed in conformity with generally accepted accounting principles. The responsibility of the Committee is one of oversight and due diligence.

Review Procedures

The Committee will:

.. Annually review and update, as necessary, the Committee's Charter and determine if the Committee has satisfied its responsibilities under the Charter during the year;
.. Review the Company's annual audited financial statements with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to stockholders;
.. Review the Company's quarterly financial results with management and the independent auditors prior to the release of earnings and/or the Company's quarterly financial statements prior to filing or distribution. The Chairperson of the Committee may represent the entire Audit Committee for purposes of this review; and
.. In consultation with management and the independent auditors, consider the integrity of the Company's financial reporting process and internal controls. Discuss the adequacy of such internal controls and the absence of any material weakness in them. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Review significant findings prepared by the independent auditors with management's responses.
.. Review with the independent auditors the quality of the Company's financial and accounting personnel. Also, elicit the comments of management regarding the responsiveness of the independent auditors to the Company's needs.

General

The Committee will:

.. Perform any activities beyond those enumerated below consistent with this Charter, the Company's Bylaws and governing law, as the Committee or the Board of Directors deems necessary;

..  If the Committee determines it to be appropriate, institute special investigations and/or hire special counsel or experts;
.. Review significant accounting and reporting issues and legal and regulatory pronouncements, and understand their impact on the financial statements of the Company;
.. Periodically review with the Company's General Counsel any legal or regulatory matters that may have a material impact on the Company's financial statements or compliance programs and any material pending claims and litigation involving the Company as a defendant; and
.. Periodically report to the Board of Directors as appropriate on the status and results of major capital projects and other major business transactions.

Independent Auditors

The Committee will:

.. Review the independence and performance of the independent auditors, confirm that the independent auditors are ultimately accountable to the Board of Directors and the Audit Committee, and that the Audit Committee and the Board of Directors have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors. Recommend annually to the Board of Directors the appointment of the independent auditors;
..  Approve fees and other significant compensation to be paid to the independent auditors;
.. Annually review and discuss with the independent auditors all significant relationships they have with the Company that could impair the independent auditors' independence;
..  Review the independent auditors' audit plan and discuss scope, staffing, locations, reliance on management and their general audit approach; and .. Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

Committee Meetings and Action

..  A majority of the Committee members will be a quorum for the transaction of business.
..  The action of a majority of those present at a meeting at which a quorum is present will be an act of the Committee.
.. Any action which may be taken at a meeting of the Committee will be deemed the action of the Committee if all of the Committee members execute a written consent and the consent is filed with the Corporate Secretary.
..  The Company's Chief Financial Officer will be the management liaison to the
   Committee.
..  The Corporate Secretary shall be responsible for keeping minutes of the
   Committee meetings.
.. The Committee will meet at least 4 times a year and at such other times as may be requested by its Chairperson and will routinely meet in executive session to review such matters as the Committee, in its discretion, determines to be appropriate.

                                DETACH CARD HERE
--------------------------------------------------------------------------------

                                   PROXY CARD

                          EDUCATION LENDING GROUP, INC.
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
            ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 2, 2003


At the Annual Meeting of Stockholders of Education Lending Group, Inc. to be held at 9:00 a.m. on Monday, June 2, 2003, at the San Diego Marriott Del Mar Hotel, located at 11966 El Camino Real in San Diego, California, and any adjournment or postponement thereof, Robert deRose and Douglas L. Feist, and each of them, with full power of substitution (the "Proxy Committee"), are hereby authorized to represent me and to vote all of my shares on the following:

1. Election of seven Directors whose terms will expire in 2004. The nominees of the Board of Directors are: Robert deRose, Michael H. Shaut, Samuel Belzberg, C. David Bushley, Richard J. Hughes, Leo Kornfeld and Jeffrey E. Stiefler, or in the event of the unavailability of any nominee, such other person(s) as the Board of Directors may recommend.

      FOR all the nominees [_]             WITHHOLD AUTHORITY [_]
                                           (See Instructions Below)

      Instructions: To withhold authority to vote for all nominees, mark the "WITHHOLD AUTHORITY" box above. To withhold authority to vote for any individual nominee, mark the "WITHHOLD AUTHORITY" box above AND write the individual nominee's name (or names) on the line below:

      --------------------------------------------------------------------------

2. Any other business which may properly come before the Annual Meeting of Stockholders, and all adjournments or postponements thereof, in accordance with the judgment of the Proxy Committee on such business.

                    (Continued and to be signed on other side)

Dated

________________, 2003

                                          ______________________________________
                                                        Signature


                                          ______________________________________
                                                        Signature

                                                        NOTE: Please sign
                                                        exactly as name appears
                                                        hereon. Joint owners
                                                        should each sign. When
                                                        signing as attorney,
                                                        executor, administrator,
                                                        trustee or guardian,
                                                        please give full title
                                                        as such.

                                                        CHANGE OF ADDRESS:
                                                        Please indicate change
                                                        of address below:

                      PLEASE SIGN AND DATE THIS PROXY CARD
           PROMPTLY RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE TO
                          INTERWEST TRANSFER CO., INC.
                                 P.O. BOX 17136
                           SALT LAKE CITY, UTAH 84117